UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2017

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code   (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 7, 2017, Cancer Genetics, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders of the Company voted on the following two proposals, each of which is described in detail in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2017. The results of each matter voted upon are as follows:
Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors. All directors of the Company hold office until the next annual meeting or until their respective successors are duly elected and qualified or their earlier resignation or removal:

Name	For	Withheld	Broker Non-Votes
Panna L. Sharma (President and Chief Executive Officer)	6,410,183	1,096,200	7,625,801
John Pappajohn (Chairman of the Board)	7,114,743	391,640	7,625,801
Raju S.K. Chaganti, Ph.D.	6,347,941	1,158,442	7,625,801
Edmund Cannon	7,459,581	46,802	7,625,801
Franklyn G. Prendergast, M.D., Ph.D.	7,447,291	59,092	7,625,801
Michael J. Welsh, M.D.	6,960,243	546,140	7,625,801
Geoffrey Harris	7,459,826	46,557	7,625,801
Howard McLeod	7,114,647	391,736	7,625,801
Proposal No. 2: Appointment of the Independent Registered Public Accounting Firm. The shareholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
14,263,452	813,627	55,105	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Operating Officer and Executive Vice President, Finance (Principal Financial Officer)
Date: June 7, 2017